Consent of Independent Certified Public Accountants




First Investors Government Fund, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A (File No. 2-89287) of our report dated October 30, 1998 relating to the September 30, 1998 financial statements of First Investors Government Fund, Inc., which are included in said Registration Statement.



                                   /s/ TAIT, WELLER & BAKER
                                   ------------------------
                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 21, 1999